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                                  Exhibit 23.1
                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements Form S-3 No. 333-49499, Form S-8 No. 333-56617 and Form S-8 No. 333-56619 of Great
Lakes REIT of our report dated January 23, 2001, except for Note 3, as to which the date is March 22, 2001 with respect to the consolidated financial statements and schedule of Great Lakes REIT included in the Annual Report for the year ended December 31, 2000 (Form 10-K). We also consent to the reference to our firm under the caption "Selected Financial Data" in the Form 10-K.

                                                               Ernst & Young LLP



Chicago, Illinois
March 22, 2001